Exhibit 3.2

Amended and Restated

Effective November 21, 2006

AMENDED AND RESTATED BY-LAWS

OF

WINN-DIXIE STORES, INC.

* * * * * * * *

ARTICLE I

Offices

Section 1.1 Registered Office and Principal Office: The registered office and principal office of the Corporation shall be located at 5050 Edgewood Court, in the City of Jacksonville, County of Duval, State of Florida, or at such place or places as the Board of Directors may from time to time designate or the business of the Corporation may require.

Section 1.2 Registered Agent: The registered agent of the Corporation shall be located at the registered office of the Corporation in the State of Florida and shall be designated by resolution of the Board of Directors.

Section 1.3 Other Offices: The Corporation may have other offices, either within or outside of the State of Florida, at such place or places as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE II

Seal

Section 2.1 Seal: The corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation, the year of its incorporation (1928) and the words “Corporate Seal, Florida.”

Section 2.2 Seal Custodian: The Secretary shall be the custodian of the Seal and shall affix the same to all writings and documents requiring the Seal of the Corporation as authorized by the Board of Directors.

ARTICLE III

Meetings of Shareholders

Section 3.1 Place of Meetings: All meetings of the shareholders shall be held at the principal office of the Corporation in the City of Jacksonville, County of Duval, State of Florida, or at such other place, within or without the State of Florida, as may be designated by the Board of Directors and stated in the notice of meeting.

Section 3.2 Annual Meetings: The Annual Meeting of Shareholders shall be held at such time and on such date as the Board of Directors may determine, for the election of directors annually and for the transaction of such other business as may properly be brought before the meeting.

The directors elected at the Annual Meeting shall be elected by plurality vote of the shareholders entitled to vote and present or duly represented at such meeting.

Section 3.3 Special Meetings: Special meetings of the shareholders may be called at any time by the Chairman of the Board or by the Board of Directors. The Corporation shall hold a Special Meeting of Shareholders if the holders of not less than thirty percent (30%) of all votes entitled to vote on any issue proposed to be considered at the proposed Special Meeting shall sign, date and deliver to the Corporation’s Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. Only business within the purpose or purposes described in the Special Meeting notice may be conducted at a special shareholders’ meeting. Within thirty (30) days of receipt of such written demand, as provided in this Section 3.3, the Secretary will issue notice calling for a special meeting of the shareholders to be held within thirty (30) days of such notice.

Section 3.4 Notice: The Secretary shall notify shareholders of the date, time and place of the Annual Meeting no fewer than ten (10) or more than sixty (60) days before the meeting date, and shall send each holder of record of stock entitled to vote at such meeting, at such shareholder’s address as it appears in the Corporation’s current record of shareholders, a notice of such Annual Meeting, by mail with postage prepaid, or, if authorized by the shareholder, by electronic means, stating the time and place of such meeting. A similar notice shall be given by the Secretary of all Special Meetings, and in addition to the requirements for notice of Annual Meeting, the notice for Special Meetings shall include a description of the purpose or purposes for which the meeting is called.

Section 3.5 Waiver of Notice: A shareholder may waive notice of any meeting before or after the date and time stated in the notice. The waiver must be in writing, signed by the shareholder and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder’s attendance, in person or by proxy, at a meeting (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting or (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 3.6 Quorum: The holders of a majority of the issued and outstanding shares of Capital Stock of the Corporation entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders, except as may be otherwise provided by law or the Articles of Incorporation. The holders of a majority of shares represented, and who would be entitled to vote at a meeting if a quorum were present, where a quorum is not present, may adjourn such meeting from time to time.

Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set for the adjourned meeting.

Section 3.7 Proxies: A shareholder entitled to vote at any meeting of the shareholders (or another person entitled to vote on behalf of the shareholder pursuant to Section 607.0721 of the Florida Business Corporation Act or an attorney-in-fact for the shareholder) may vote the shareholder’s shares in person or by proxy. A shareholder (or another person entitled to vote on behalf of the shareholder pursuant to Section 607.0721 of the Florida Business Corporation Act or an attorney-in-fact for the shareholder) may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form or by electronic transmission. Any type of electronic transmission appearing to have been, or containing or accompanied by such information or obtained under such procedures to reasonably ensure that the electronic transmission was, transmitted by such person is a sufficient appointment, subject to any verification requested by the Corporation under Section 607.0724 of the Florida Business Corporation Act. Without limiting the manner in which such an appointment may be made, an appointment may be made by (a) signing an appointment form, with the signature affixed, by any reasonable means including, but not limited to, facsimile or electronic signature or (b) transmitting or authorizing the transmission of an electronic transmission to the person who will be appointed as the proxy or to a proxy solicitation firm, proxy support service organization, registrar, or agent authorized by the person who will be designated as the proxy to receive such transmission, provided that any electronic transmission must set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the shareholder (or another person entitled to vote on behalf of a shareholder pursuant to Section 607.0721 of the Florida Business Corporation Act or an attorney-in-fact for the shareholder). An appointment of a proxy is valid for eleven (11) months from the date of receipt by the Secretary or the officer or agent authorized to tabulate votes, unless a longer period is expressly provided in the appointment.

Section 3.8 Nature of Business at Annual Meetings of Shareholders: No business may be transacted at an Annual Meeting of Shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the Annual Meeting by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 3.8 and on the record date for the determination of shareholders entitled to notice of and to vote at such Annual Meeting and (ii) who complies with the notice procedures set forth in this Section 3.8.

In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

For purposes of the 2007 Annual Meeting of Shareholders only, if the Annual Meeting is held between October 15, 2007 and November 15, 2007, then to be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation no earlier than July 15, 2007 and no later than August 15, 2007; in the event that the Annual Meeting is called for a date that is not between October 15, 2007 and November 15, 2007, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. Beginning with the first Annual Meeting of Shareholders after the 2007 Annual Meeting, to be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs.

To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the Annual Meeting (a) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (b) the name and record address of such shareholder, (c) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (d) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (e) a representation that such shareholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting.

No business shall be conducted at the Annual Meeting of Shareholders except business brought before the Annual Meeting in accordance with the procedures set forth in this Section 3.8; provided, however, that once business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this Section 3.8 shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an Annual Meeting determines that the business was not properly brought before the Annual Meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 3.9 Director Nominations: Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Shareholders, or at any Special Meeting of Shareholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 3.9 and on the record date for the determination of shareholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 3.9.

In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

For purposes of the 2007 Annual Meeting of Shareholders only, if the Annual Meeting is held between October 15, 2007 and November 15, 2007, then to be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation no earlier than July 15, 2007 and no later than August 15, 2007; in the event that the Annual Meeting is called for a date that is not between October 15, 2007 and November 15, 2007, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. Beginning with the first Annual Meeting of Shareholders after the 2007 Annual Meeting, to be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an Annual Meeting, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs; and (b) in the case of a Special Meeting of Shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special Meeting was mailed or public disclosure of the date of the Special Meeting was made, whichever first occurs.

To be in proper written form, a shareholder’s notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.9. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 3.10 Voting of Shares: Each outstanding share entitled to vote shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders. If a quorum exists, action on a matter is approved if the votes cast by the shareholders entitled to vote favoring the action exceed the votes cast opposing the action, unless a greater vote is required by law, the Articles of Incorporation or these By-Laws. Voting shall be as permitted under applicable law.

Section 3.11 Voting Lists: The Secretary shall prepare, at least ten (10) days before each meeting of shareholders, an alphabetical list of the shareholders entitled to notice of the meeting, which shall show the address of and the number of shares held by each shareholder. The list shall be open for examination of any shareholder, or his or her attorney or agent, at the Corporation’s principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Corporation, transfer agent or registrar ten (10) days prior to such meeting and shall be kept available for inspection, at the meeting, by any shareholder at any time during the meeting.

Any shareholder, his or her attorney or agent, on written demand as provided by statute, may inspect the list during regular business hours at his or her expense during the period that it is available for inspection. A shareholder may inspect and copy the list only if (a) the shareholder’s demand is made in good faith and for a proper purpose, (b) the shareholder describes with reasonable particularity his or her purpose, (c) the list is directly connected with the shareholder’s purpose, and (d) the shareholder provides at least five (5) days’ prior written notice to the Corporation before any such copying commences.

ARTICLE IV

Directors

Section 4.1 Powers: All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

Section 4.2 The Chairman of the Board of Directors: The Chairman shall be selected annually by the Board of Directors at the first meeting of the Board after each Annual Meeting. The Chairman of the Board of Directors, if present, shall preside at all meetings of the Board of Directors and meetings of the shareholders, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chairman shall perform such other duties as may be prescribed by the Board of Directors.

Section 4.3 Number of Directors: The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the Articles of Incorporation of the Corporation. Directors shall be elected or appointed in the manner provided in the Articles of Incorporation of the Corporation. The original Board of Directors as of November 21, 2006, shall consist of nine (9) members.

Section 4.4 Vacancies and Newly Created Directorships: Each director shall serve until his or her successor is elected and qualified or until death, retirement, resignation or removal. Whenever a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, it may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by the shareholders.

Section 4.5 Resignation and Removal: A director may resign at any time by delivering written notice to the Board of Directors or its Chairman or to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

The removal of directors of the Corporation shall be in the manner provided in the Articles of Incorporation of the Corporation.

Section 4.6 Meetings: The Board of Directors shall meet immediately after the Annual Meeting of Shareholders at the same place as the Annual Meeting of Shareholders. Regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or by a majority of the directors. Notice of special meetings may be communicated in person or by mail to each director at least three (3) days in advance, or by telephone, facsimile, email or other form of electronic communication to each director at least twenty-four (24) hours in advance of the meeting. Such notice shall specify the time and place of meeting.

Section 4.7 Place of Meetings: Until otherwise prescribed, the regular meetings of the Board of Directors shall be held in the City of Jacksonville, Florida, at the office of the Corporation or at such other place as may be agreed upon by the Board of Directors or specified by the Chairman of the Board of Directors. The Board of Directors may hold special meetings and may have one (1) or more offices and may keep the books of the Corporation (except such books as are required by law to be kept within the State of Florida) either within or outside of the State of Florida, at such place or places as it may from time to time determine.

Section 4.8 Quorum and Voting: Unless the Articles of Incorporation or these By-Laws provide otherwise, a majority of the number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present shall constitute an act of the Board of Directors unless the Articles of Incorporation or these By-Laws require the vote of a greater number of directors.

Section 4.9 Actions of the Board by Written Consent: Any action required or permitted to be taken at a meeting of the Board of Directors, or by any committee of the directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or by all members of the committee, as the case may be. Any such consent shall be effective as of the date of the last signature, or at such other time as the consent shall specify, and shall have the same effect as a meeting vote and may be described as such in any document.

Section 4.10 Meeting by Means of Conference Telephone: Members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 4.10 shall constitute presence in person at such meeting.

Section 4.11 Qualifications of Directors: Directors must be natural persons who are 18 years of age or older but need not be residents of the State of Florida or shareholders of the Corporation unless the Articles of Incorporation or these By-Laws so require.

Section 4.12 Compensation of Board Members: The Board of Directors shall fix the compensation of directors for their service.

Section 4.13 Committees of the Board of Directors: The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to:

(a) Approve or recommend to shareholders actions or proposals required by the Florida Business Corporation Act to be approved by shareholders;

(b) Fill vacancies on the Board of Directors or any committee thereof;

(c) Adopt, amend, or repeal the By-Laws;

(d) Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or

(e) Authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors.

4.14 Director Conflicts of Interest: No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers, shall be either void or voidable merely because of such relationship or interest. Moreover, no such contract or other transaction shall be void or voidable merely because such director or directors are present at the meeting of the Board of Directors or a committee thereof that authorizes, approves, or ratifies such contract or transaction, or because his or her or their votes are counted for such purpose, if:

(a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee that authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors;

(b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

(c) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board of Directors, a committee or the shareholders.

A conflict of interest transaction is authorized, approved, or ratified if it receives the affirmative vote of a majority of the directors on the Board of Directors, or on the committee, who have no relationship or interest in the transaction described above; provided, however, that a transaction may not be authorized, approved or ratified under this section by a single director. If a majority of the directors that have no such relationship or interest in the proposed transaction vote to authorize, approve or ratify same, a quorum is present for the purpose of taking action under this section. The presence of, or a vote cast by, a director with such relationship or interest in the transaction does not affect the validity of any action taken under Section 4.14(a) if the transaction is otherwise authorized, approved or ratified as provided in this section.

ARTICLE V

Officers

Section 5.1 Election: The officers of the Corporation shall be a President, a Secretary, a Treasurer and a Chief Accounting Officer. In addition, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and a Controller may from time to time be elected by the Board of Directors or appointed by the President or another duly appointed officer authorized by these By-Laws or by resolution of the Board of Directors to appoint officers. None of these officers, except the President, need be a director.

Section 5.2 Multiple Offices: Any officer may hold more than one (1) office, except that the President shall not be the Secretary or an Assistant Secretary of the Corporation; but no officer shall execute, acknowledge or verify any instrument in more than one (1) capacity, if such instrument be required by law or these By-Laws to be executed, acknowledged or verified by any two (2) or more officers.

Section 5.3 Term of Office: The officers shall hold office until they resign or are removed pursuant to the provisions of these By-Laws. Any vacancy occurring among the officers shall be filled by the Board of Directors or by an officer authorized to appoint such officer.

Section 5.4 Agents: The Board of Directors may appoint such agents as it may deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 5.5 Removal: Any officer may be removed with or without cause at any time by the Board of Directors. Any officer appointed by an officer may be removed by such officer at any time with or without cause.

Section 5.6 Voting Shares in Other Corporations: The Corporation may vote any and all shares held by it in any other corporation by such officer, agent or proxy as the Board of Directors may appoint, or, in default of any such appointment, by the Chairman of the Board or the President.

ARTICLE VI

The President

Section 6.1 President: The President shall be the Chief Executive Officer of the Corporation, and shall have general supervision, direction and control of the business and affairs of the Corporation. The President shall perform any and all other duties as are incident to the Office of the President or as may be required by the Board of Directors. The President shall have general supervision and direction of all the other officers, employees and agents of the Corporation. The President, in the absence of the Chairman of the Board of Directors, shall preside at all meetings of the shareholders and shall, annually, make a full report to the shareholders, at the Annual Meeting of Shareholders, of the condition of the Corporation, its resources, liabilities, loans, profits and general financial condition, which report shall be for the fiscal year ending on the last Wednesday in the month of June of each year before such Annual Meeting. The President shall, if present, preside at all meetings of the Board of Directors at which the Chairman of the Board of Directors shall not be present.

ARTICLE VII

Executive Vice Presidents, Senior Vice Presidents and

Vice Presidents

Section 7.1 Executive Vice Presidents: Executive Vice Presidents, if any such officers shall have been appointed or elected, shall, in the absence or disability of the President, in the order designated by the President, or failing such designation, by the Board of Directors, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall prescribe.

Section 7.2 Senior Vice Presidents: Senior Vice Presidents, if any such officers shall have been appointed or elected, shall, in the absence of the President and Executive Vice Presidents, if any, in the order designated by the President, or failing such designation, by the Board of Directors, perform the duties and exercise the powers of the President. Senior Vice Presidents and other Vice Presidents shall have such powers and perform such duties as may be assigned to them from time to time by the Board of Directors or the President.

ARTICLE VIII

The Treasurer

Section 8.1 Custody of Funds: The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors.

Section 8.2 Disbursements: The Treasurer shall disburse the treasury funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. He shall render to the President and directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

Section 8.3 Other Duties. The Treasurer shall perform such other duties as may be prescribed by the Board of Directors or the President.

ARTICLE IX

The Chief Accounting Officer

Section 9.1 Accounting Supervision: The Chief Accounting Officer shall have general supervision of and responsibility for all accounting matters affecting the Corporation and shall perform such other duties as may be prescribed by the Board of Directors or the President.

ARTICLE X

The Secretary

Section 10.1 Secretary: The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall also have responsibility for authenticating records of the Corporation. He shall give or cause to be given notice of all meetings of the shareholders and of the Board of Directors, and he shall perform such other duties as may be prescribed by the Board of Directors, Chairman of the Board or the President.

ARTICLE XI

Assistant Treasurers and Assistant Secretaries

Section 11.1 Assistant Treasurer and Assistant Secretary: The Assistant Treasurers and Assistant Secretaries shall perform such duties as may be prescribed hereunder or by the Board of Directors or by the President.

In the absence or disability of the Treasurer, his or her duties may be performed by any Assistant Treasurer.

In the absence or disability of the Secretary, his or her duties may be performed by any Assistant Secretary.

ARTICLE XII

Delegation of Duties

Section 12.1 Delegation of Duties: The powers and duties of officers may be delegated to another officer to the extent permitted by a resolution of the Board of Directors or by the President.

ARTICLE XIII

Indemnification

The indemnification provided under this Article XIII shall be subject to, and limited by, Section 13.11 below.

Section 13.1 Obligation to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation: The Corporation shall indemnify to the fullest extent permitted by law any person who was or is a director, officer or key employee (as such key employees are designated by the Chief Executive Officer and the Board of Directors) of the Corporation and was or is a party to any proceeding (other than an action by, or in the right of, the Corporation) by reason of the fact that he or she is or was a director, officer or key employee (as such key employees are designated by the Chief Executive Officer and the Board of Directors) of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 13.2 Obligation to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation: The Corporation shall indemnify to the fullest extent permitted by law any person who was or is a director, officer or key employee (as such key employees are designated by the Chief Executive Officer and the Board of Directors) and was or is a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer or key employee (as such key employees are designated by the Chief Executive Officer and the Board of Directors) of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Section 13.2 in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 13.3 Successful Defense of Proceedings: To the extent that a director, officer or key employee of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Section 13.1 or Section 13.2, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

Section 13.4 Authorization of Indemnification: Any indemnification under Section 13.1 or Section 13.2, unless pursuant to a determination by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or key employee is proper in the circumstances, because he or she has met the applicable standard of conduct set forth in Section 13.1 or Section 13.2. Such determination shall be made:

(a) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

(b) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two (2) or more directors not at the time parties to the proceeding;

(c) By independent legal counsel:

(i) Selected by the Board of Directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or

(ii) If a quorum of the directors cannot be obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full Board of Directors (in which directors who are parties may participate); or

(d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

Section 13.5 Authorization of Expenses: Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by Section 13.4(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

Section 13.6 Expenses Payable in Advance: Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the Corporation pursuant to this Article XIII. Expenses incurred by other key employees may be paid in advance upon such terms or conditions that the Board of Directors deems appropriate.

Section 13.7 Nonexclusivity of Indemnification and Advancement of Expenses: The indemnification and advancement of expenses provided pursuant to this Article are not exclusive, and the Corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers or key employees, under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer or key employee, if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

(a) A violation of the criminal law, unless the director, officer or key employee had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

(b) A transaction from which the director, officer or key employee derived an improper personal benefit;

(c) In the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act, are applicable; or

(d) Willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the Corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Section 13.8 Survival of Indemnification and Advancement of Expenses: Indemnification and advancement of expenses as provided in this Article XIII shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer or key employee and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

Section 13.9 Certain Definitions: For purposes of this Article, the term “corporation” includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this Article with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Additionally, for purposes of this Article:

(a) The term “other enterprises” includes employee benefit plans;

(b) The term “expenses” includes counsel fees, including those for appeal;

(c) The term “liability” includes obligations to pay a judgment, settlement, penalty, fine

(including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

(d) The term “proceeding” includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal;

(e) The term “agent” includes a volunteer;

(f) The term “serving at the request of the corporation” includes any service as a director, officer or key employee of the Corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

(g) The term “not opposed to the best interest of the Corporation” describes the actions of a person who acts in good faith and in a manner he or she reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

Section 13.10 Insurance: The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

Section 13.11 Certain Limitations: Notwithstanding any other provision of this Article XIII, the Corporation shall have no obligation to indemnify any person for claims arising before February 21, 2005 or for claims resulting from gross negligence, willful misconduct, breach of fiduciary duty or intentional tort arising after February 21, 2005 but before November 9, 2006. Notwithstanding any other provision of this Article XIII, the Corporation shall only be required to indemnify its directors, officers or key employees (as such key employees are designated by the Chief Executive Officer and the Board of Directors) who serve in such capacity on or after February 21, 2005.

Section 13.12 Director and Officer Liability: To the fullest extent permitted by law, no director or officer shall be personally liable for claims for monetary damages arising as of or after November 21, 2006, to the Corporation or any other person resulting from a breach of fiduciary duty. If the Florida Business Corporation Act is amended after the adoption of these Amended and Restated By-Laws to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by such law, as so amended. Any repeal or modification of this Article XIII by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation existing at the time of such repeal or modification.

ARTICLE XIV

Certificates for Shares; Uncertificated Shares

Shares may but not need be represented by certificates. The rights and obligations of shareholders shall be identical whether or not their shares are represented by certificates. If shares are represented by certificates, each certificate shall be in such form as the Board of Directors may from time to time prescribe. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and certify the number of shares owned by the holder and shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or an Assistant Treasurer of the Corporation and sealed with the Seal of the Corporation. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The certificates shall likewise indicate that the Corporation is incorporated under the laws of the State of Florida. If shares are not represented by certificates, then, within a reasonable time after issue or transfer of shares without certificates, the corporation shall send the shareholder a written statement in such form as the Board of Directors may from time to time prescribe, certifying as to the number of shares owned by the shareholder and as to such other information as would have been required to be on certificates for such shares.

ARTICLE XV

Transfers of Stock

Subject to the Articles of Incorporation, transfers of shares of the Corporation shall be made upon its books by the holder of the shares in person or by the holder’s lawfully constituted representative, upon surrender of the certificate of stock for cancellation if such shares are represented by a certificate of stock or by delivery to the Corporation of such evidence of transfer as may be required by the Corporation if such shares are not represented by certificates.

Subject to these By-Laws and the Articles of Incorporation, the Board of Directors shall have the power and authority to make all such rules and regulations as it shall deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation or scrip certificates for such stock. Any such restrictions are valid and enforceable against the holder or the transferee of the holder if the restriction is authorized and its existence is conspicuously noted on the front or back of the certificate.

The Board of Directors may appoint and remove transfer agents and registrars of transfers, and may require all stock certificates and/or scrip certificates to bear the signature of any such transfer agent and/or of any such registrar of the transfers.

ARTICLE XVI

Record Date

The Board of Directors may fix a future date as the record date for determining the shareholders entitled to notice of a shareholders’ meeting, to demand a Special Meeting, to vote or to take any other action. Such record date may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

If no record date is fixed by the Board of Directors for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the day before the first notice of the meeting is delivered to shareholders shall be the record date for such determination of shareholders.

The Board of Directors may fix a date as the record date for determining shareholders entitled to a distribution or share dividend. If no record date is fixed by the Board of Directors for such determination, it is the date the Board of Directors authorizes the distribution or share dividend.

ARTICLE XVII

Registered Shareholders

The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Florida.

ARTICLE XVIII

Lost Certificates

Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and verify the same in such manner as the Board of Directors may require, and shall if the Board of Directors so requires, give the Corporation, its transfer agents, registrars and/or other agents a bond of indemnity in form and with one or more sureties satisfactory to the Board of Directors before a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost or destroyed.

ARTICLE XIX

Inspection of Books

The Board of Directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the shareholders. No shareholder shall have any right to inspect any book or document of the Corporation except as such right may be conferred by the laws of the State of Florida or as may be authorized by the Board of Directors or the shareholders.

ARTICLE XX

Checks, Etc.

All checks, drafts, acceptances, notes and other orders, demands or instruments in respect of the payment of money shall be signed or endorsed on behalf of the Corporation by such officer or officers or by such agent or agents as the Board of Directors may from time to time designate.

ARTICLE XXI

Fiscal Year

The fiscal year of the Corporation shall end on the last Wednesday in the month of June of each year.

ARTICLE XXII

Dividends

Dividends upon the capital stock of the Corporation may be declared at the discretion of the Board of Directors, at any regular or special meeting, subject to the provisions of the Articles of Incorporation and the laws of the State of Florida.

ARTICLE XXIII

Notices

Section 23.1 How Given: Notice required to be given by the Articles of Incorporation or these By-Laws is effective when mailed postage prepaid, or, if authorized by the shareholder, officer or director, when transmitted by electronic means, and correctly addressed to the mailing or electronic address of the shareholder, officer or director, as the case may be, at such address as appears on the current records of the Corporation.

Section 23.2 Waiver of Notice: Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director states at the beginning of the meeting or promptly upon arrival, any objection to the transaction of business because the meeting is not lawfully called or convened.

ARTICLE XXIV

Amendments

Except as otherwise provided in the Articles of Incorporation, these By-Laws may be altered, amended or repealed by the affirmative vote of a majority of the holders of Stock issued and outstanding and entitled to vote at any regular or special meeting of the shareholders, or by the affirmative vote of a majority of the Board of Directors at any regular or special meeting, if notice of the proposed alteration, amendment or repeal be contained in the notice of the meeting. In the case of any conflict between the Articles of Incorporation and these By-Laws, the Articles of Incorporation shall control.